EXHIBIT 21

                         Subsidiaries of the Registrant


                                   Jurisdictions of
Subsidiary Name                    Incorporation       Percentage of Control


Alimentos Nutritivos, S.A. de C.V.   Mexico                   100%
Auto-Cafes Purina, S.A.              Guatemala                100%
Benco Pet Foods, Inc.                Illinois                 100%
Berec  Components Limited            UK                       100%
Berec International Limited          UK                       100%
Berec Overseas Investments Limited   UK                       100%
Chambe, S.A.                         France                    34%
Checkerboard Insurance Company, Ltd. Bermuda                  100%
Checkerboard Media Company, Inc.     Missouri                 100%
Checkerboard Properties, Inc.        Delaware                 100%
Chirouze, S.A.                       France                    60%
Cofanimo, S.A.                       France                    51%
Compagnie Ralston Energy Systems     France                   100%
EBC Batteries, Inc.                  Delaware                 100%
EBC Centroamerica S.A.               Costa Rica               100%
EBC (India) Company Private Ltd.     India                    100%
Eletro Manganes Ltda.                Brazil                  83.7%
Energizer Battery (Tianjin)
   Co., Ltd.                         China                    100%
Energizer Hungary Trading Ltd.       Hungary                  100%
Energizer Korea, Ltd.                Korea                    100%
Energizer India Limited              India                    100%
Energizer Ltd.                       UK                       100%
                                       1
Energizer Nordic A/S                 Denmark                  100%
Energizer Pil Ticaret
    Limited Company                  Turkey                   100%
Energizer Polska Spolka zo.o         Poland                   100%
Energizer Rechargeable Products
   Asia Pacific Ltd.                 Hong Kong                100%
Energizer Rechargeable Products
Nordic, A.B.                         Sweden                   100%
Energizer Rechargeabe Products
   UK) Ltd.                          UK                       100%
Energizer Slovakia, Spol.Sr.O.       Slovak Republic          100%
Energizer (South Africa) Ltd.        Delaware                 100%
Energizer (Thailand) Limited         Thailand                 100%
Etablissements Leandre Ferard
   Et Fils S.A.                      France                    95%
Ever Ready (Ireland) Limited         Ireland                  100%
Ever Ready Limited                   UK                       100%
Ever Ready Trust Limited             UK                       100%
Eveready Australia Pty. Limited      Australia                100%
Eveready Batteries Hong Kong
   Limited                           Hong Kong                100%
Eveready Batteries Kenya Limited     Kenya                     14%
Eveready Batteries Ltd.              Delaware                 100%
Eveready Battery Company
Asia Pacific, Inc.                   Delaware                 100%
Eveready Battery Company, Inc.       Delaware                 100%
Eveready Battery Company Lanka
   Limited                           Sri Lanka                 60%
Eveready Battery Company (Malaysia)
   SDN.BHD.                          Malaysia                  80%
Eveready Battery Company
   Philippines, Inc.                 Philippines              100%
                                       2
Eveready Battery Distributing LLC    Russia                   100%
Eveready Battery International, Inc. Delaware                 100%
Eveready Battery Netherlands B.V.    Netherlands              100%
Eveready Cote d'Ivoire S.A.          Ivory Coast              100%
Eveready de Chile S.A.               Chile                    100%
Eveready de Colombia, S.A.           Colombia                 100%
Eveready de Mexico S.A. de C.V.      Mexico                   100%
Eveready de Venezuela, C.A.          Venezuela                100%
Eveready Ecuador C.A.                Ecuador                  100%
Eveready Egypt S.A.E.                Egypt                     51%
Eveready Ghana Limited               Ghana                   66.6%
Eveready Hong Kong Company           Hong Kong                100%
Eveready New Zealand Limited         New Zealand              100%
Eveready Pil Sanayii ve Ticaret,
   Anonim Sirketi                    Turkey                    60%
Eveready Puerto Rico, Inc.           Puerto Rico              100%
Eveready Singapore Pte. Ltd.         Singapore                100%
Fiber Sales & Development
   Corporation                       Delaware                 100%
Financiacion Internacional
   de Negocios Alimentarios, Ltd.    Cayman Islands           100%
Foodmaker Limited                    UK                       100%
Forez Grains S.A.                    France                    10%
Fuji - Purina Protein, Ltd.          Japan                     25%
Fundacio Purivada Purina             Spain                    100%
Gallina Blanca Purina, S.A.          Spain                     50%
Granjas Geneticas Porcinas de
   Venezuela, C.A.                   Venezuela                 24%
Imperial Biotechnology Products,
Limited                              UK                       100%
Imperial Biotechnology, U.S., Inc.   Delaware                 100%
Industrias Purina Ltd.               Cayman Islands         99.78%
                                       3
Industrias Purina, S.A. de C.V.      Mexico                   100%
LaSalle Park Redevelopment
   Corporation                       Missouri                 100%
Latin American Agribusiness
Development Corporation              Panama                   .69%
Nippon Purina Eveready, Inc.         Delaware                 100%
Nutrimentos Lomgimar, C.A.           Venezuela                 51%
Nutritious Foods, Inc.               Delaware                 100%
Pilas Secas Tudor S.A.               Spain                    100%
Pointer Specialty Chemicals, Inc.    Delaware                 100%
PPA Investments, Inc.                Delaware                 100%
Protein Technologies International
   Asia Pacific Corporation          Delaware                 100%
Protein Technologies International
   Australia Pty. Limited            Australia                100%
Protein Technologies International
   (Deutschland) G.m.b.H.            Germany                  100%
Protein Technologies International
   Europe, Inc.                      Delaware                 100%
Protein Technologies International
   Financial Services, N.V.          Belgium                  100%
Protein Technologies International
   France S.A.R.L.                   France                   100%
Protein Technologies International
   Holdings, Inc.                    Delaware                 100%
Protein Technologies International
   Iberica S.A.                      Spain                    100%
Protein Technologies International,
   Inc.                              Delaware                 100%
Protein Technologies International
   (Ireland) Ltd.                    Ireland                  100%
Protein Technologies International
                                       4
   Italia S.r.L.                     Italty                   100%
Protein Technologies International
   Manufacturing Belgium N.V.        Belgium                  100%
Protein Technologies International
   Moscow                            Russia                   100%
Protein Technologies International
   Overseas B.V.                     Netherlands              100%
Protein Technologies International
   S.A. de C.V.                      Mexico                   100%
Protein Technologies International
   Sales, Inc.                       Delaware                 100%
Protein Technologies Trading
   S.A.                              Switzerland              100%
Protein Technologies International
   (U.K.)                            UK                       100%
Proveedora de Alimentos
   Ave-Pecaurios, S.A. de C.V.       Mexico                    50%
PT Eveready Battery Company
   Indonesia                         Indonesia                 80%
PT Eveready Trading Company          Indonesia                100%
Purina Besin MadderLeri Sanayi ve
   Ticaret A.S.                      Turkey                   100%
Purina China, Inc.                   Delaware                 100%
Purina Colombiana S.A.               Colombia                 100%
Purina Dalian Trade & Consulting
   Company, Ltd.                     China                    100%
Purina de Guatemala, S.A.            Guatemala                100%
Purina Espana, S.A.                  Spain                    100%
Purina Polska SP, Zo. o.             Poland                   100%
Purina de Venezuela, C.A.            Venezuela                100%
Purina Hungaria Animal Feed
  Production & Trading Company Ltd.  Hungary                  100%
                                       5
Purina Italia S.p.A.                 Italy                    100%
Purina Japan KK                      Japan                    100%
Purina Korea, Inc.                   Korea                    100%
Purina Nanjing Feed Mill
   Company ltd.                      China                     60%
Purina Peru S.A.                     Peru                     100%
Purina Philippines, Inc.             Philippines              100%
Purina Portugal Alimentacao e
   Sanidade Animal, Ltda.            Portugal                 100%
Purina Protein Management S.A.       Belgium                  100%
Purina S.A. de C.V.                  Mexico                    40%
Purina SUD EST                       France                   57.95%
Purina Yantai Feedmill Company
   Limited                           China                     60%
Puriphil Realty Development          Philippines              100%
Ralston/Bateria Spol. Sr.O.          Czech Republic           100%
Ralston Battery Systems Ges.m.b.H.   Austria                  100%
Ralston de Mexico, S.A. de C.V.      Mexico                   100%
Ralston Energy Systems BeneLux, N.V. Belgium                  100%
Ralston Energy Systems Deutschland
   G.m.b.H.                          Germany                  100%
Ralston Energy Systems France        France                   100%
Ralston Energy Systems Hellas
   Industrial and Commerical S.A.    Greece                   100%
Ralston Energy Systems Iberica, S.A. Spain                    100%
Ralston Energy Systems Italia, S.p.A.Italy                    100%
Ralston Energy Systems               Portugal                 100%
Ralston Energy Systems S.A.          Switzerland              100%
Ralston Energy Systems U.K. Limited  UK                       100%
Ralston International Service
   Corporation                       Delaware                 100%
Ralston Products, Inc.               Delaware                 100%
                                       6
Ralston Purina Argentina S.A.        Argentina                100%
Ralston Purina Americas, Inc.        Delaware                 100%
Ralston Purina Canada, Inc.          Canada                   100%
Ralston Purina Child Development
   Center, Inc.                      Missouri                 100%
Ralston Purina do Brasil Ltda.       Brazil                   100%
Ralston Purina Europe, Inc.          Delaware                 100%
Ralston Purina Europe, S.A.          Spain                    100%
Ralston Purina France                France                   99.4%
Ralston Purina Government
   Affairs, Inc.                     Delaware                 100%
Ralston Purina Holdings (U.K.)
  Company                            UK                       100%
Ralston Purina Holdings Mexico,
   S.A. de C.V.                      Mexico                   100%
Ralston Purina International
   (UK) Limited                      UK                       100%
Ralston Purina International
   Development Corporation           Delaware                 100%
Ralston Purina International
   Holding Company, Inc.             Delaware                 100%
Ralston Purina Mexico, S.A. de C.V.  Mexico                   100%
Ralston Purina Overseas Battery
Company                              Delaware                 100%
Ralston Purina Sales, Inc.           American Samoa           100%
Ralston Purina Sales, Limited        Barbados                 100%
Ralston Purina Trading Italia S.R.L. Italy                    100%
Red & White, Inc.                    Delaware                 100%
SA Sofidelf                          France                   99.76%
SARL Ferard France                   France                   49.5%
Sistemas de Baterias S.A. de
   C.V.                              Mexico                   100%
                                       7
Socadhoc Picrea                      France                   100%
Societe Civile Immobiliere Du Cap
    de La Costa                      France                   100%
Sonca (Macau) Limited                Macau                    100%
Sonca Products Limited               Hong Kong                100%
Sorelap S.A.                         France                    34%
Technomene Pet Foods, Inc.           Delaware                 100%
Tower Enterprises, Inc.              Missouri                 100%
Tradico, Inc.                        Delaware                 100%
VCS Holding Company                  Delaware                 100%
Venezuelan Protein Technologies
   International PTI C.A.            Venezuela                100%
Wonder Guadeloupe                    Guadeloupe               100%
Wonder Martinique SNC                Martinique               100%
Wonder Reunion SNC                   France                   100%

















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